Exhibit 1.1

[Number of Common Shares]

Auris Medical Holding AG

UNDERWRITING AGREEMENT

[ ● ], 2014

JEFFERIES LLC

LEERINK PARTNERS LLC

As Representatives of the several Underwriters

c/o JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Introductory. Auris Medical Holding AG, a company established in Switzerland (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [•] common shares, nominal value CHF 0.40 per share (the “Shares”). The [•] Shares to be sold by the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional [•] Shares as provided in Section 2. The additional [•] Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Jefferies LLC (“Jefferies”) and Leerink Partners LLC (“Leerink”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, File No. 333-197105 which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” The preliminary prospectus dated [•], 2014 describing the Offered Shares and the offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus is called a “preliminary prospectus.” As used herein, “Applicable Time” is [•] [a.m.][p.m.] (New York City time) on [•], 2014. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, identified in Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the

Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Shares; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Shares; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule D attached hereto.

All references in this Agreement to (i) the Registration Statement, any preliminary prospectus (including the Preliminary Prospectus), or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 5(m) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and, to the knowledge of the Company, no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

(b) Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The

Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 11(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule C, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Shares and (iii) the expiration of 25 days after the date of the Prospectus, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, the free writing prospectuses, if any, identified on Schedule C and any Permitted Section 5(d) Communications.

(e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f) Authorization of the Offered Shares. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares which have not been duly withdrawn waived or satisfied. Upon the sale and delivery to the Underwriters of the Offered Shares, and payment therefor, the Underwriters will acquire good, marketable and valid title to such Offered Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(g) No Applicable Registration or Other Similar Rights. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly withdrawn or waived.

(h) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, or have entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i) No Overindebtedness. Neither the Company nor its Swiss subsidiaries are overindebted or suffering from capital loss within the meaning of article 725 CO.

(j) Independent Accountants. KPMG AG, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the Swiss Code of Obligations (the “CO”), the Swiss Audit Supervision Act (Revisionsaufsichtsgesetz) and any ordinances promulgated thereunder.

(k) Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or as otherwise disclosed therein, and, in the case of interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Selected Financial Data,” “Selected Financial Data” and “Capitalization” present fairly, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All disclosures contained in the Registration Statement, any preliminary prospectus or the Prospectus and any free writing prospectus, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(n) Incorporation of the Company. The Company has been duly incorporated and is validly existing under the laws of Switzerland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(o) Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing (where such concept exists) would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or conversion rights, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The share capital of the Company, including the Offered Shares, conforms in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Shares conform to the law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(q) Stock Exchange Listing. The Offered Shares have been approved for listing on The NASDAQ Global Select Market (the “NASDAQ”), subject only to official notice of issuance.

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its articles of association or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered Shares (including the use of proceeds from the sale of the Offered Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of association or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries except, as to clauses (ii) and (iii), as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws, the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(u) Intellectual Property Rights. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company, to the best of its knowledge, owns or has valid, binding and enforceable licenses or other enforceable rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, the “Company Intellectual Property”); except as described in the Registration

Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, the patents, trademarks, and copyrights included within the Company Intellectual Property are valid, enforceable, and subsisting, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property; other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products or processes, (ii) to the knowledge of the Company, neither the sale nor use of any of products, proposed products or processes of the Company referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus do or will, to the knowledge of the Company, infringe, any valid patent claim of any third party or violate any valid right of any third party, and (iii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company, other than any co-owner of any patent or pending patent application constituting Company Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) , and, to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Company Intellectual Property; except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect, or, to the Company’s knowledge, upon any of its officers, directors or employees; except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company all patents and patent applications owned by and licensed to the Company or under which the Company has rights have been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(v) All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations, exemptions, approvals, clearances or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”). Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Title to Properties. The Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(k) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(x) Tax Law Compliance. Except where the failure to do so would not constitute a Material Adverse Effect, (a) all tax returns (including tax refund requests) required to be filed pursuant to applicable law by or with respect to the Company and any of its subsidiaries have been timely filed, or proper request of extension thereof has been filed, and (b) all tax returns filed are complete and correct, and all taxes, fines or penalties due including any interest and penalties, except tax deficiencies that the Company or any of its subsidiaries are contesting in good faith subject to applicable reserves, have been timely paid and fully reserved against in the applicable financial statements referred to in Section 1(k). Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, value added, capital or other taxes (but excluding any income tax, capital gains tax or similar resulting from the sale of the Offered Shares and any tax on or determined by reference to the income of any Underwriter that is subject to tax on a net income basis) are payable by or on behalf of the Underwriters to any Swiss tax authorities or any political subdivisions or taxing authority thereof or therein in connection with (i) the issuance of the Offered Shares, (ii) the execution and delivery of this Agreement or any other document to be furnished hereunder, and (iii) the sale, delivery and resale of the Offered Shares in the manner contemplated in the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement.

(y) Insurance. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as the Company believes are adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(z) Compliance with Environmental Laws. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the Company’s knowledge there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) ERISA Compliance. The “employee benefit plans” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) sponsored or maintained by the Company or its subsidiaries are operated in compliance in all material respects with ERISA to the extent applicable, except where the failure to be in compliance would not be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any entity that is treated as a single employer with the Company or any of its subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would reasonably be expected to be a material liability of the Company. Neither the Company nor any of its subsidiaries (i) sponsors or maintains any plan that is subject to Title IV of ERISA or is intended to be qualified under Section 401(a) of the Code or (ii) reasonably expects to incur any material liability under Title IV of ERISA.

(bb) Company Not an “Investment Company” The Company is not, and will not be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly (without giving any effect to the activities of the Underwriters), any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(ee) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered Shares is true, complete, correct and compliant with FINRA’s rules in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(ff) Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B. Such Exhibit B lists under an appropriate caption the directors and officers of the Company. If any additional persons shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

(gg) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(hh) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(ii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and, at the First Closing Date, will have instituted policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or impermissibly in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(ll) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(mm) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 21 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 21 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 21 hereof.

(nn) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Swiss, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 21 of this Agreement.

(oo) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(pp) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(qq) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or any Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(rr) Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Communications with the consent of the Representatives with entities that are QIBs or IAIs, (ii) has not authorized anyone other than the Representatives to engage in such communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications; as of the Applicable Time, each Permitted Section 5(d) Communication, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided that the Company makes no representation or warrant with respect to any statements or omissions made in each such Permitted Section 5(d) Communication in reliance upon and in conformity with written information furnished to the Company in writing by an Underwriter through the Representatives expressly for use in such Permitted Section 5(d) Communication, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11(b) hereof; and (iii) the Company has filed publicly on EDGAR at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered Shares.

(ss) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials conducted by the Company, and to the knowledge of the Company, the preclinical tests and clinical trials conducted on behalf of or sponsored by the Company, that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures and all applicable laws and regulations, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Time of Sale Prospectuses or the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such Permits as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) for the operation of the Company’s business as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt) Compliance with Health Care Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries is, and at all times has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); and (v) any and all other applicable health care laws and regulations. Neither the Company nor, to the knowledge of the Company, its subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the knowledge of the Company, its subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its subsidiaries nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(uu) No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any preliminary prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except where such termination or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vv) Dividend Restrictions. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of [•] Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[•] per share. For the avoidance of doubt, the several Underwriters will deduct the Firm Capital Increase Amount (as defined in Section 3(b)(ii)) from the aggregate purchase price for the Firm Shares payable by the several Underwriters to the Company.

(b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment thereforshall be made at the offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on [•], 2014, or such other time and date not later than 1:30 p.m. New York City time, on [•], 2014 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 13.

(c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [•] Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. For the avoidance of doubt, the several Underwriters will deduct the Over-Allotment Capital Increase Amount (as defined in Section 4(a)(ii)) from the aggregate purchase price for any Applicable Optional Shares (as defined in Section 4(a)(i)) payable by the several Underwriters to the Company. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement (the date of any such exercise, an “Option Exercise Date”). Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Offered Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares. (i) Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii) It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of Jefferies and Leerink, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters the Firm Shares at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Capital Increase and Initial Subscription.

(a) Shareholder’s Resolution on Capital Increase. The Company confirms that:

(i) its shareholders held a universal meeting within the meaning of 701 CO on [•], 2014, and, at such meeting, its shareholders resolved in the form of a public deed, inter alia, to create authorized share capital in the maximum amount of CHF [•] by issuing up to [•] Shares, which will have to be fully paid-in, and to authorize the Board of Directors of the Company (the “Board”) to execute a capital increase out of such authorized share capital (Ermächtigungsbeschluss); and

(ii) all statutory pre-emptive rights to which the existing shareholders of the Company are entitled under Swiss law with respect to the capital increase described in Section 3(a)(i) have been validly set aside or waived.

(b) Subscription of Firm Capital Increase. The Representatives, acting in their own name but for the accounts of the several Underwriters, agree, on the basis of the representations, warranties and agreements herein contained, to:

(i) subscribe, on or by [8:00] a.m. (CEST) on [•], 2014 (the “Firm Capital Increase Date”), or such other time and date as agreed between the Company and Representatives, for all of the Firm Shares at the issue price (Ausgabebetrag) of CHF 0.40 per Firm Share corresponding to the nominal value for each Firm Share and to deliver the corresponding subscription form (Zeichnungsschein) to the Company in the form of Exhibit C; and

(ii) deposit or cause to be deposited, not later than [8:00] a.m. (CEST) on the Firm Capital Increase Date, or such other time and date as agreed between the Company and Representatives, same-day funds for value in the amount of CHF [•] (corresponding to the aggregate nominal value of the Firm Shares) (the “Firm Capital Increase Amount”) with [•], bank clearing no. [•] (the “Capital Increase Bank”), in a blocked account for such capital increase (Kapitaleinzahlungskonto), account no. [•], made out to the Company’s name (the “Firm Capital Increase Account”), and to cause the Capital Increase Bank to issue a written confirmation of payment of the Firm Capital Increase Amount to the Company no later than [•] (CEST) on the Firm Capital Increase Date (or such other time and date as agreed between the Company and the Representatives).

(c) Board Resolution and Registration of Firm Capital Increase. Upon receipt of the documents referred to in Section 3(b) and in no event later than [9:00] a.m. (CEST) on the Firm Capital Increase Date, or such other time and date as agreed between the Company and the Representatives, the Board (or a committee or a Board member duly authorized by the Board) will:

(i) pass a capital increase resolution (Erhöhungsbeschluss) regarding the issuance of the Firm Shares subscribed for pursuant to Section 3(b)(i) (the “Firm Capital Increase”);

(ii) adopt a report on the Firm Capital Increase (Kapitalerhöhungsbericht) and take note of the auditors’ report (Prüfungsbestätigung), all in accordance with Swiss statutory law;

(iii) resolve on the Firm Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Firm Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and

(iv) promptly thereafter, file the documents necessary for the registration of the Firm Capital Increase with the Commercial Register of the Canton of Zug;

provided, however, that if this Agreement is terminated pursuant to Section 14 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Zug, (A) the Company undertakes not to resolve on the Firm Capital Increase (if it has not already done so) or to file the relevant resolutions with the Commercial Register of the Canton of Zug, and (B) the Company shall immediately cause the Capital Increase Bank to release the Firm Capital Increase Amount in full to the Representatives, acting for the accounts of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Firm Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(d) Issue of Firm Shares. Immediately after the registration of the Firm Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 3(c), but in no event later than [•] (CEST) on the First Closing Date, the Company will:

(i) deliver to each of the Representatives and the Capital Increase Bank, (A) a copy of the certified excerpt of the journal entry (Tagebuch) or a copy of the certified excerpt from the Commercial Register of the Canton of Zug evidencing the Firm Capital Increase, (B) a copy of the certified updated articles of association of the Company evidencing the Firm Capital Increase, (C) a copy of the Company’s book of uncertificated securities (Wertrechtebuch) evidencing the Underwriters as first holders of the Firm Shares, and (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Firm Shares; and

(ii) take all steps necessary to ensure that the Firm Shares will be (A) duly recorded in an account of the Underwriters at the Depository Trust Company (“DTC”) on the First Closing Date; and (B) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the First Closing Date.

(e) Use of Firm Capital Increase Amount. The funds deposited in the Firm Capital Increase Account shall, upon registration of the Firm Capital Increase pursuant to Section 3(c) and upon request by the Representatives, be transferred to a separate account of the Company with [•] and shall, in such case, remain so deposited for the account of the Company until the earlier of:

(i) the First Closing Date; and

(ii) the date of receipt by the Representatives on behalf of the several Underwriters of the proceeds of (A) the sale of the Firm Shares as set forth in Sections 15(b), 15(c) or 15(e) or (B) the Capital Reduction as set forth in Section 15(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Firm Capital Increase Account pursuant to this Section 3(e) shall be payable directly to the Capital Increase Bank by the Company.

Section 4. Subscription and Issuance of Optional Shares.

(a) Subscription of Over-Allotment Capital Increase. If the Representatives exercise the option granted to them under Section 2(c) of this Agreement, the Representatives, acting in their own name but for the accounts of the several Underwriters, agree, on the basis of the representations, warranties and agreements herein contained, and subject to the conditions stated below and to this Agreement having not been terminated, to:

(i) subscribe for the number of Optional Shares for which the option to purchase has been exercised pursuant to Section 2(c) (the “Applicable Optional Shares”) at the issue price (Ausgabebetrag) of CHF 0.40 for each Applicable Optional Share corresponding to the nominal value of each Applicable Optional Share, and to deliver the corresponding subscription form (Zeichnungsschein) in the form of Exhibit C to the Company [by not later than [8:00] a.m. (CEST) on the business day following the relevant Option Exercise Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 2(c))]; and

(ii) deposit or cause to be deposited, not later than [8:00] a.m. (CEST) on the second business day following the relevant Option Exercise Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 2(c)), same day funds for value on such date, in the amount of CHF 0.40 multiplied by the number of Applicable Optional Shares (the “Over-Allotment Capital Increase Amount”) with the Capital Increase Bank, in a blocked account for the Over-Allotment Capital Increase (Kapitaleinzahlungskonto), account no. [•], made out to the Company’s name (the “Over-Allotment Capital Increase Account”), and to cause the Capital Increase Bank to issue a written confirmation of payment of the Over-Allotment Capital Increase Amount to the Company no later than [•] (CEST) on the second business day following the relevant Option Exercise Date (or at a later date, as set forth in the option exercise notice delivered by the Representatives pursuant to Section 2(c)).

(b) Board Resolution and Registration of Over-Allotment Capital Increase. Upon receipt of the documents referred to under Section 4(a) in relation to any Applicable Optional Shares, and in no event later than [•] (CEST) on the second business day following the relevant Option Exercise Date (or at a later date, as set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 2(c)), the Board (or a committee or Board member duly authorized by the Board) will:

(i) pass a capital increase resolution (Erhöhungsbeschluss) regarding the issuance of the Applicable Optional Shares subscribed for pursuant to Section 4(a)(i) (the “Over-Allotment Capital Increase”);

(ii) adopt a report on the Over-Allotment Capital Increase (Kapitalerhöhungsbericht) and take note of the auditors’ report (Prüfungsbestätigung), all in accordance with Swiss statutory law;

(iii) resolve on the Over-Allotment Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Over-Allotment Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and

(iv) promptly thereafter, file the documents necessary for the registration of the Over-Allotment Capital Increase with the Commercial Register of the Canton of Zug provided, however, that if this Agreement is terminated pursuant to Section 14 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Zug, (A) the Company undertakes not to resolve on the Over-Allotment Capital Increase (if it has not already done so) or to file the relevant resolutions with the Commercial Register of the Canton of Zug, and (B) the Company shall immediately cause the Capital Increase Bank to release the Capital Increase Amount in full to the Representatives, acting for the accounts of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Firm Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(c) Issue of Applicable Optional Shares. Immediately after the registration of the Over-Allotment Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 4(b) in relation to any Applicable Optional Shares, but in no event later than [•] (CEST) on the second business day following the relevant Option Exercise Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 2(c)), the Company will:

(i) deliver to each of the Representatives, the Capital Increase Bank and the share registrar of the Company, (A) a copy of the certified excerpt of the journal entry (Tagebuch) or a copy of the certified excerpt from the Commercial Register of the Canton of Zug evidencing the Over-Allotment Capital Increase, (B) a copy of the certified updated articles of association of the Company evidencing the Over-Allotment Capital Increase, (C) a copy of the Company’s book of uncertificated securities (Wertrechtebuch) evidencing the Underwriters as first holders of the Applicable Optional Shares, and (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Applicable Optional Shares; and

(ii) take all steps necessary to ensure that the Applicable Optional Shares will be (A) issued to the Underwriters, (B) duly recorded in an account of the Underwriters at DTC on the relevant Option Closing Date, and (C) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the relevant Option Closing Date.

(d) Use of Over-Allotment Capital Increase Amount. The funds deposited in the Over-Allotment Capital Increase Account shall, upon registration of the Over-Allotment Capital Increase pursuant to Section 4(b) and upon request by the Representatives, be transferred to a separate account of the Company with [•] and shall, in such case, remain so deposited, without interest, for the account of the Company until the earlier of:

(i) the relevant Option Closing Date; and

(ii) the date of receipt by the Representatives on behalf of the several Underwriters of the proceeds of (A) the sale of the Applicable Optional Shares as set forth in Sections 15(b), or 15(c) or 15(e) or (B) the Capital Reduction as set forth in Section 15(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Over-Allotment Capital Increase Account pursuant to this Section 4(d) shall be payable directly to the Capital Increase Bank by the Company.

Section 5. Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representatives’ prior written consent, which shall not be unreasonably withheld. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which shall not be unreasonably withheld. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which shall not be unreasonably withheld. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which shall not be unreasonably withheld.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 5(b) and Section 5(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or, to the Company’s knowledge, of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 5(b) and Section 5(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 5(b) or Section 5(c).

(h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in all material respects as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

(l) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the NASDAQ.

(m) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within two business days from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(n) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 180th day following the date of the Prospectus (such period being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby (B) issue Shares, rights to receive Shares, phantom equity settleable into Shares or options to purchase Shares, or issue Shares upon settlement of phantom equity or vesting of rights to receive Shares or exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or any compensatory equity plan, but only if the holders of such Shares, phantom equity, rights to receive Shares or options agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such Shares, rights to receive Shares, phantom equity or options during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), except as allowed pursuant to the form of Lock-up Agreement on Exhibit A, (C) file any registration statement on Form S-8 or a successor form thereto, (D) issue any shares of Stock of the Company issued to holders of preferred shares of the Company pursuant to the conversion of the Company’s Series A, Series B and Series C preferred shares into common shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (E) issue Shares or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (E) shall not exceed 5.0% of the total number of outstanding Shares immediately following the issuance and sale of the Offered Shares pursuant hereto and (y) the recipient of any such Shares and securities issued pursuant to this clause (E) during the 180-day restricted period described above shall enter into an agreement in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such Shares or securities during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in their sole discretion). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(o) Future Reports to the Representatives. During the period of two years hereafter, the Company will furnish to the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the consolidated statement of financial position of the Company as of the close of such fiscal year and consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each Annual Report on Form 20-F, Report on Form 6-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 5(o) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(p) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M (it being understood that the Company makes no statement as to the activities of the Underwriters in connection with the offering).

(r) Enforce Lock-Up Agreements. During the Lock-up Period, the Company will use commercially reasonable efforts to enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 8(k) hereof.

(s) Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as practicable after they have been prepared by or are available to the Company, a copy of any unaudited interim quarterly financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus; provided, however, that the requirements of this Section 5(s) shall be satisfied to the extent that such financial statements are available on EDGAR.

(t) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against all issue, transfer and other stamp taxes, in connection with the issuance and sale of the Offered Shares to the Underwriters, but excluding any brokerage and resale fee or security transfer tax including, without limitation, any Swiss Federal stamp duty on the transfer of securities (Umsatzabgabe) — should the Underwriters be Swiss security dealers in the meaning of the Swiss law on stamp duty — and any income tax, capital gains tax or similar resulting from the sale of the Offered Shares and any tax on or determined by reference to the income of any Underwriter that is subject to tax on a net income basis.

(u) Transfer Agent. The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(v) Amendments and Supplements to Permitted Section 5(d)Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(w) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein).

(x) Announcement Regarding Lock-ups. The Company agrees to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release in form and substance satisfactory to the Representatives promptly following the Company’s receipt of any notification from the Representatives in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and provided, further, that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A hereto.

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum (such “Blue Sky Survey” or memorandum, fees and expenses of counsel not to exceed $10,000) and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters (such counsel fees not to exceed $30,000), (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, (ix) the fees and expenses associated with listing the Offered Shares on the NASDAQ and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 6 or in Section 9, Section 11 or Section 12 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, stock transfer taxes payable on the sale and delivery by the Underwriters of the Offered Shares to the initial purchasers thereof, including, without limitation, any Swiss federal stamp duty on the issuance of securities (Emissionsabgabe) and Swiss federal stamp duty on the transfer of securities (Umsatzabgabe), any advertising expenses connected with any offers they may make and the travel expenses of their own representatives in connection with any road show presentation to potential investors. Further, the Underwriters and the Company will each pay 50% of the costs of any jointly used chartered aircraft in the road show.

Section 7. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 8. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Representatives shall have received from KPMG AG, independent registered public accountants for the Company for the 2013 financial year, a letter dated the date hereof addressed to Jefferies LLC and Leerink Partners LLC, as representatives of the several underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and, to the knowledge of the Company, no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d) Opinion of U.S. Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and 10b-5 statement of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated as of such date, in the form and substance previously agreed to by, and satisfactory to, the Representatives.

(e) Opinion of Swiss Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Froriep, counsel for the Company with respect to the laws of Switzerland, dated as of such date, in the form and substance previously agreed to by, and satisfactory to, the Representatives.

(f) Opinion of Cooley LLP. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Cooley LLP, counsel for the Company with respect to intellectual property and regulatory matters, dated as of such date, in the form and substance previously agreed to by, and satisfactory to, the Representatives.

(g) Opinion of U.S. Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date with executed copies for each of the other Underwriters named on the Prospectus cover page.

(h) Opinion of Swiss Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Homburger, counsel for the Underwriters with respect to the laws of Switzerland, in form and substance satisfactory to the Underwriters, dated as of such date, with executed copies for each of the other Underwriters named on the Prospectus cover page.

(i) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate, on behalf of the Company, executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 8(b)(ii) and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii) the Company has complied, in all material respects, with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(j) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from KPMG AG, independent registered public accountants for the Company for the 2013 financial year, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 8(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(k) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(m) Approval of Listing. At the First Closing Date, the Offered Shares shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.

(n) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 9, Section 11 and Section 12 shall at all times be effective and shall survive such termination.

Section 9. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 8, Section 13 (in such case, only such Underwriters as have so terminated this Agreement with respect to themselves severally and not in default hereunder) or Section 14, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 10. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 11. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives or their counsel in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 11(b) below. The indemnity agreement set forth in this Section 11(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the

Representatives or their counsel in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives or their counsel have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are [the statements regarding delivery of the Shares by the Underwriters set forth on the cover page, the concession figure appearing under the sub-caption “Commission and Expenses” under the caption “Underwriting,” the information regarding stabilizing transactions and passive market making contained under the sub-caption “Stabilization” under the caption “Underwriting” and the information regarding internet distribution contained under the sub-caption “Electronic Distribution” under the caption “Underwriting,” each in the Preliminary Prospectus and the Prospectus]. The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 11(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 11(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred upon receipt from the indemnified party of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such reasonable fees and expenses.

(d) Settlements. The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 11(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 12. Contribution. If the indemnification provided for in Section 11 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 11(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 11(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 12; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 11(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 12.

Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 12, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 13. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 9, Section 11 and Section 12 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 13. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 14. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York or Swiss authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Jefferies is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 14 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 6 or Section 9 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 11 and Section 12 shall at all times be effective and shall survive such termination.

Section 15. Effects of Termination on Offered Shares.

(a) If, after application and registration of the Firm Capital Increase and/or any Over-Allotment Capital Increase with the Commercial Register of the Canton of Zug pursuant to Section 3(c) or Section 4(b), prior to the First Closing Date or the relevant Option Closing Date, as the case may be, this Agreement is terminated pursuant to Section 14, or if the delivery of the Firm Shares or Applicable Optional Shares to the Representatives for the account of the several Underwriters is not completed on the First Closing Date or the relevant Option Closing Date, as the case may be (each, an “Event of Non-Completion”), and unless the Company and the Representatives, acting on behalf of the several Underwriters, otherwise agree within ten calendar days after the Event of Non-Completion, then:

(i) the Company shall have a call option against the Underwriters pursuant to Section 15(b);

(ii) if the call option is not exercised, the Representatives acting on behalf of the several Underwriters shall have a put option against the Company pursuant to Section 15(c);

(iii) if the put option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Applicable Optional Shares, as applicable, or if such put option is not exercised within the deadline set forth in Section 15(c), the Company shall effect a capital reduction pursuant to Section 15(d); and

(iv) if the capital reduction is not effected in accordance with Section 15(d), the Underwriters may sell the Firm Shares or Applicable Optional Shares, as applicable, in the market as provided in Section 15(e).

(b) Call Option.

(i) The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that the Representatives, acting on behalf of the several Underwriters, deliver the Firm Shares or Applicable Optional Shares, as applicable, to an account specified by the Company against payment of an amount representing the aggregate nominal value of the respective Firm Shares or Applicable Optional Shares, as applicable, plus expenses of the Representatives as set out in Section 15(f). The Call Option shall expire on the tenth calendar day after the Event of Non-Completion.

(ii) An acquisition of the Firm Shares or Applicable Optional Shares, as applicable, by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representatives reasonably satisfactory to the Representatives that the Company has sufficient freely available reserves to acquire the Firm Shares or Applicable Optional Shares, as applicable, under this Section 15(b) or, alternatively, that the Company has entered into arrangements with a third party other than any of the Company’s subsidiaries ensuring for the immediate re-sale of the Firm Shares or Applicable Optional Shares, as applicable, to such third party, at no less than their nominal value, on the date of acquisition of the Firm Shares or Applicable Optional Shares, as applicable, by the Company.

(c) Put Option.

(i) Following the expiry of the Call Option pursuant to Section 15(b), the Representatives, acting on behalf of the several Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 CO, to purchase all Firm Shares or Applicable Optional Shares, as applicable, entered in the Commercial Register of the Canton of Zug at their nominal value, plus expenses of the Representatives as set out in Section 15(f), within ten calendar days after receipt of a notice in writing addressed to the Company from the Representatives, stating that the Representatives exercise the Put Option. The Put Option shall expire on the twentieth calendar day after the Event of Non-Completion.

(ii) The notice in which the Representatives, acting on behalf of the several Underwriters, exercise the Put Option shall specify the date on which the Representatives will deliver the Firm Shares or Applicable Optional Shares, as applicable, to the Company against direct payment therefore, and shall contain detailed instructions regarding payment, delivery of the Firm Shares or Applicable Optional Shares, as applicable, and amount payable (including satisfactory details regarding the costs claimed according to Section 15(f)).

(d) Capital Reduction.

(i) If the Put Option is not exercised within the deadline set forth in Section 15(c) or it is not possible for legal reasons or insufficient to dispose of the Firm Shares or Applicable Optional Shares, as applicable, including due to non-availability of sufficient freely disposable reserves, the Company shall immediately call a shareholders’ meeting and table the reduction of the share capital. Such shareholders’ meeting shall take place no later than fifty days after the Event of Non-Completion. The Representatives will vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Firm Shares or Applicable Optional Shares, as applicable, entered in the Commercial Register of the Canton of Zug against repayment of the aggregate nominal value of such securities to the Representatives, acting on behalf of the several Underwriters. Prior to such shareholders’ meeting, the Company shall use its best efforts to cause its auditors to confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are fully covered notwithstanding the Capital Reduction, provided that if such confirmation is not made by the auditors prior to such meeting, the meeting shall be cancelled. The Company shall use its best efforts to cause its shareholders to vote in favor of the Capital Reduction.

(ii) At the earliest possible date, and subject to statutory law, the Capital Reduction shall be consummated by registration in the Commercial Register of the Canton of Zug. The proceeds of the Capital Reduction, being an amount representing the aggregate nominal value of the Firm Shares or Applicable Optional Shares, as applicable, shall be paid (for value on the date of the entry in the Commercial Register of the Canton of Zug) in cash to the Representatives, acting on behalf of the several Underwriters.

(iii) Upon consummation of the Capital Reduction, the Company shall deregister the Firm Shares or Applicable Optional Shares, as applicable, in its book of uncertificated securities (Wertrechtebuch) to reflect the number of Shares registered with the Commercial Register of the Canton of Zug.

(e) Sale of Firm Shares or Applicable Optional Shares. In addition, if an Event of Non-Completion occurs and,

(i) the Company fails to acquire or cause a third party to acquire the Firm Shares or Applicable Optional Shares, as applicable, in accordance with Section 15(b) within ten calendar days after the Event of Non-Completion; and

(ii) in the event and to the extent the Put Option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Applicable Optional Shares, as applicable, including due to insufficient freely disposable reserves, or if the Put Option is not exercised within the deadline set forth in Section 15(c); and

(iii) the Capital Reduction has not been resolved by the shareholders’ meeting of the Company within sixty days after the Event of Non-Completion,

the Representatives, acting on behalf of the several Underwriters, are entitled to sell any or all Firm Shares or Applicable Optional Shares on terms which the Representatives deem fit under the circumstances. The difference between the proceeds of such sale and the nominal amount of such Firm Shares or Applicable Optional Shares, as applicable, sold, less the costs and expenses pursuant to Section 15(f) reasonably incurred by the Representatives in connection with the sale, if any, shall be transferred to the Company.

(f) Costs; Indemnity.

(i) The Company shall bear (a) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction and (b) the costs of the Representatives reasonably incurred in connection with the Call Option, the Put Option or the Capital Reduction, as applicable (including but not limited to (x) taxes, [(y) interest at a rate of the 3-month CHF LIBOR], calculated on a 30/360 basis, following the Event of Non-Completion until the payment of proceeds to the Representatives, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Representatives and their counsel).

(ii) The Company further undertakes to indemnify the Representatives for, and to hold the Representatives harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representatives in connection with the Capital Reduction.

Section 16. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 17. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 18. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC 520 Madison Avenue New York, New York 10022 Facsimile: (646) 619-4437 Attention: General Counsel

with a copy to:	Latham & Watkins LLP 555 11th Street NW, Suite 1000 Washington, DC 20004 Facsimile: (202) 637-2201 Attention: Rachel Sheridan

If to the Company:	Auris Medical Holding AG Bahnhofstrasse 21 6300 Zug Switzerland Facsimile: +41 61 201 13 51 Attention: Thomas Meyer

with a copy to:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Facsimile: (212) 701-5674 Attention: Richard D. Truesdell Jr.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 19. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 13 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 11 and Section 12, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 20. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 21. Governing Law Provisions; Currency Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company and each other party not located in the United States has irrevocably appointed National Corporate Research, Ltd., which currently maintains a New York City office at 10 East 40th Street, New York, New York 10016], United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, United States of America.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by any Underwriter of any sum adjudged to be so due in such other currency, on which such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income) imposed or levied by or on behalf of Switzerland, any other jurisdiction from or through which payment is made, or, in each case, any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

Section 22. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, and delivered by electronic means, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 11 and the contribution provisions of Section 12, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 and Section 12 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AURIS MEDICAL HOLDING AG

By:
Name:
Title:

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC
LEERINK PARTNERS LLC

Acting individually and as Representatives of the several Underwriters named in the attached Schedule A.

JEFFERIES LLC

By:
Name:
Title:

LEERINK PARTNERS LLC

By:
Name:
Title:

Schedule A

Underwriters	Number of Firm Shares to be Purchased
Jefferies LLC	[•]
Leerink Partners LLC	[•]
JMP Securities LLC	[•]
Needham & Company	[•]

Total	[•]

Schedule B

[Reserved]

Schedule C

Free Writing Prospectuses Included in the Time of Sale Prospectus

[to be added]

Schedule D

Permitted Section 5(d) Communications

[to be added]

Exhibit A

Form of Lock-up Agreement

            , 2014

Jefferies LLC

Leerink Partners LLC

As Representatives of the Several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

RE: Auris Medical Holding AG (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of common shares, nominal value CHF 0.40 per common share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC (“Jefferies”) and Leerink Partners LLC (“Leerink”) will act as the representatives of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies and Leerink, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (A) the transfer of Shares or Related Securities as a bona fide gift or gifts or by testate succession or intestate distribution to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (B) any Shares acquired by the undersigned in the open market or in the Offering (other than any Company directed Shares purchased in the Offering by an officer or director of the Company), (C) the exercise of stock options or other similar awards or the settlement or conversion of any Related Security granted pursuant to the Company’s equity incentive plans; provided that such restriction shall apply to any of the undersigned’s Shares or Related Securities issued upon such exercise, settlement or conversion except to the extent necessary (i) to satisfy withholding taxes and (ii) to satisfy the exercise price, in each case, for any of the undersigned’s Shares or Related Securities issued pursuant to the Company’s Stock Option Plan A, (D) any Shares or Related Securities that are used for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligation or any exercise price, through cashless surrender or otherwise, with respect to any award of equity-based compensation or in connection with tax or other obligations as a result of testate succession or intestate distribution, (E) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Shares shall be made pursuant to such a Plan prior to the expiration of the Lock-up Period, (F) transfers to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, (G) distributions of Shares or Related Securities to members or stockholders of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned and (H) the transfer of the undersigned’s Shares or Related Securities to the Company pursuant to any contractual arrangement in effect on the date of this letter agreement that provides for the repurchase of the undersigned’s Shares or Related Securities by the Company or in connection with the termination of the undersigned’s employment with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Shares or Related Securities; provided that in the case of any transfer or distribution pursuant to clauses (A), (F) or (G), each donee, distributee or transferee shall execute and deliver to Jefferies and Leerink an agreement in form and substance satisfactory to Jefferies and Leerink stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (E) through (G), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-up Period).

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company directed Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

In addition, if the undersigned is an officer or director of the Company, (i) Jefferies and Leerink agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, Jefferies and Leerink will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Jefferies and Leerink hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

In the event that any percentage of the Shares or Related Securities held by any person or entity other than the undersigned that is subject to a lock-up agreement related to the Offering similar in form to this agreement, is released from any restrictions set forth in such lock-up agreement, the same percentage of the Shares or Related Securities held by the undersigned shall be immediately and fully released from any remaining restrictions on transfer set forth in this agreement concurrently therewith; provided, however, that Jefferies and Leerink will not be obligated to release the undersigned from the restrictions on transfer set forth in this agreement in connection with any release described in this paragraph unless and until Jefferies and Leerink have first released from such restrictions Shares or Related Securities belonging to such person or entity valued at more than $250,000. In the event that the undersigned is released from any of its obligations under this agreement or, by virtue of this agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of any Shares or Related Securities prior to the end of the Lock-Up Period, Jefferies and Leerink shall use their commercially reasonable efforts to notify the undersigned within three business days; provided that the failure to give such notice shall not give rise to any claim or liability against Jefferies and Leerink.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters. The undersigned understands that, if (i) the Underwriting Agreement does not become effective on or before September 30, 2014, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (iii) Jefferies and Leerink, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering or (iv) the registration statement related to the Offering has been withdrawn, the undersigned shall be released from all obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Prospectus (as defined in the Underwriting Agreement.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares, which shall include, for the avoidance of doubt, any restricted stock unit whether time- or performance-vested.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

Exhibit B

Directors, Officers and Others

Signing Lock-up Agreement

Directors:	Wolfgang Arnold

James I. Healy

Oliver Kubli

Alain Munoz

Antoine Papiernik

Officers:	Thomas Meyer

Bettina Stubinski

Sven Zimmerman

Others:	Sofinnova Capital VII

Sofinnova Venture Partners VIII, L.P.

Idinvest Partners on behalf of Allianz Innovation 7, Allianz Innovation 8, Idinvest Croissance 2005 and La Banque Postale Innovation 3

ZKB Adamant Fund

Phonak AG

Daniel Gutenberg

Dominik Lysek

Gerhard Jansen

Martin Oberholzer

Oliver Walker

Heinz Winezeler

B-1

Exhibit C

Zeichnungsschein / Subscription form

zur genehmigten Kapitalerhöhung der Auris Medical Holding AG, mit Sitz in Zug with regard to the authorised capital increase of Auris Medical Holding AG, having its registered office in Zug

Mit Bezugnahme auf:

With reference to:

•	die uns bekannten Statuten der Auris Medical Holding AG, Zug;

the articles of association of Auris Medical Holding AG, Zug, which are known to us;

•	den Generalversammlungsbeschluss vom 14. Juli 2014 der Auris Medical Holding AG, Zug, und die darin beschlossene Ermächtigung des Verwaltungsrat zur Erhöhung des Aktienkapitals um maximal CHF 3,760,000 durch Ausgabe von höchstens 9,400,000 vollständig zu liberierenden Namenaktien (Stammaktien) mit einem Nennwert von je CHF 0.40 sowie im Hinblick auf den Beschluss des Verwaltungsrates, das Kapital im Umfang von mindestens CHF 2,760,000 durch Ausgabe von mindestens 6,900,000 vollständig zu liberierenden Namenaktien (Stammaktien) mit einem Nennwert von je CHF 0.40 und einem Ausgabebetrag von je CHF 0.40 zu erhöhen;

the resolution of the shareholders’ meeting dated 14 July 2014 of Auris Medical Holding AG, Zug, regarding an authorization of the board of directors to increase the share capital by a maximum of CHF 3,760,000 through the issuance of not more than 9,400,000 registered shares (common shares), which will have to be fully paid-in, with a nominal value of CHF 0.40 each and in view of the resolution of the board of directors to increase the share capital in the amount of at least CHF 2,760,000 through the issuance of at least 6,900,000 registered shares (common shares), which will have to be fully paid-in, with a nominal value of CHF 0.40 each at an issue price of CHF 0.40 each;

zeichnet die Unterzeichnende

the undersigned

[company name/name], [domicile]

bedingungslos und unwiderruflich [Anzahl] Namenaktien (Stammaktien) der Auris Medical Holding AG, Zug, von je CHF 0.40 Nennwert zum Ausgabebetrag von CHF 0.40 je Aktie, insgesamt CHF [Betrag]. Die Unterzeichnende verpflichtet sich, bis zum [●. Juli 2014] CHF [Betrag] auf das Kapitaleinzahlungskonto der Auris Medical Holding AG (IBAN:) zu überweisen.

herewith unconditionally and irreversibly subscribes for [number] registered shares in Auris Medical Holding AG, Zug, with a par value of CHF 0.40 each at the issue price of CHF 0.40 per share, CHF [amount] in total. The undersigned hereby commits to transfer until [● July 2014], CHF [amount] to the capital contribution account of Auris Medical Holding AG (IBAN:).

C-1

Die Unterzeichnende verpflichtet sich hiermit bedingungslos, eine dem Ausgabebetrag entsprechende Einlage der gezeichneten Aktien zu leisten.

The undersigned herewith unconditionally commit to make a contribution equal to the issue price.

Diese Zeichnung ist verbindlich bis zum [Datum].

This subscription shall be binding until [date].

Dieser Zeichnungsschein ist ein Zeichnungsschein im Sinne des schweizerischen Obligationenrechts Auf diesen Zeichnungsschein ist ausschliesslich Schweizerisches Recht anwendbar. Für sämtliche Streitigkeiten aus oder im Zusammenhang mit diesem Zeichnungsschein sind die ordentlichen Gerichte des Kantons Zug zuständig.

This Subscription Form is a subscription form within the meaning of the Swiss Code of Obligations. The Subscription Form shall be subject to and exclusively governed by Swiss Law. All disputes arising out of or in connection with this Subscription Form shall be settled by the ordinary courts of the Canton of Zug.

[company name/name]
represented by:

Ort, Datum	[name, function]
Place, date

Ort, Datum	[name, function]
Place, date

C-2